Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3909

(Name, address and telephone number of agent for service)

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

(Issuer with respect to the Securities)

Nevada	88-0494875 46-0484992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

7  7/8% First Mortgage Notes due 2017

7  7/8% First Mortgage Notes due 2020

Guarantees related to the 7 7/8% First Mortgage Notes due 2017

Guarantees related to the 7 7 /8% First Mortgage Notes due 2020

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 3rd of May, 2010.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Joshua Hahn
Joshua Hahn
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 3rd 2010

By:	/s/ Raymond S. Haverstock
Raymond Haverstock
Vice President

By:	/s/ Joshua Hahn
Joshua Hahn
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2009

($000’s)

12/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,198,904
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Assets	4,797,639
Intangible Assets	13,399,731
Other Assets	15,721,341

Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	10,148,686
Treasury Demand Notes	0
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043

Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$1,629,447
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945

Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Raymond S. Haverstock
Vice President

Date: May 3rd 2010

Wynn Las Vegas, LLC

Calculation of Ratio of Earnings to Fixed Charges

	Year ended December 31,
	2009	2008	2007	2006	2005
Add:
Pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees.	$(309,443)	$(130,060)	$123,423	$8,399	$(45,884)

Fixed charges	159,359	158,499	121,143	127,309	125,608

Amortization of capitalized interest	24,131	13,908	13,908	13,908	9,272

Distributed income of equity investees	368	788	1,227	250	—

Subtract:
Interest capitalized	—	80,398	33,592	7,690	36,769

Total Earnings	(125,585)	(37,263)	$226,109	$142,176	$52,227

Interest expensed	157,228	75,855	$86,090	$117,787	$86,746
Interest capitalized	—	80,398	33,592	7,690	36,769
Interest in rental expense	2,131	2,246	1,461	1,832	2,093

Total Fixed Charges	159,359	158,499	$121,143	$127,309	$125,608

Earnings to Fixed Charges	—	—	1.87x	1.12x	—
Deficiency Amount	$(284,944)	$(195,762)	—	—	$(73,381)